EXHIBIT 24.15
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Cleveland-Cliffs Steel Corporation, a Delaware corporation (the “Registrant”), hereby constitute and appoint C. Lourenco Goncalves, Clifford T. Smith, Keith A. Koci and James D. Graham, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Registrant’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 12th day of March, 2021.

Signature	Title
/s/ Clifford T. Smith	President (Principal Executive Officer) and Director
Clifford T. Smith
/s/ Celso L. Goncalves, Jr.	Vice President, Treasurer (Principal Financial Officer)
Celso L. Goncalves, Jr.
/s/ Kimberly A. Floriani	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Kimberly A. Floriani
/s/ Terry G. Fedor	Director
Terry G. Fedor
/s/ Keith A. Koci	Director
Keith A. Koci